  As filed with the Securities and Exchange Commission on September 20, 2000
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                              HOMESTORE.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                              95-4438337
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                      225 West Hillcrest Drive, Suite 100
                     Thousand Oaks, California  91360-7884
         (Address of Principal Executive Offices, including Zip Code)

             Homestore.com, Inc. 1999 Employee Stock Purchase Plan
                 Homestore.com, Inc. 1999 Stock Incentive Plan
                           (Full Title of the Plans)

                                Stuart H. Wolff
               Chairman of the Board and Chief Executive Officer
                              Homestore.com, Inc.
                      225 West Hillcrest Drive, Suite 100
                     Thousand Oaks, California  91360-7884
                                (805) 557-2300
           (Name, Address and Telephone Number of Agent For Service)

                                  Copies to:

                             C. Kevin Kelso, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306

                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed                Proposed
                                             Amount                Maximum                 Maximum               Amount of
                                             to be              Offering Price            Aggregate             Registration
Title of Securities to be                  Registered             Per Share             Offering Price              Fee
      Registered
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                876,753 (1)           $46.69 (2)            $ 40,935,597           $10,807
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value              2,632,705 (1) (3)       $26.88 (4)            $ 70,767,110           $16,683
----------------------------------------------------------------------------------------------------------------------------
Total                                       3,509,458                                     $111,702,707           $29,490
----------------------------------------------------------------------------------------------------------------------------

(1) Represents 3,158,509 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, which amount represents an automatic increase effective January 1, 2000 equal to 4.5% of the total outstanding shares of the Registrant's common stock as of December 31, 1999. Also includes 350,949 additional shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2000 equal to 0.5% of the total outstanding shares of the Registrant's common stock as of December 31, 1999. Shares issuable upon exercise of stock options under the Registrant's 1999 Stock Incentive Plan, and shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, were originally registered on a Registration Statement on Form S-8 (File No. 333-84545), filed on August 4, 1999 ("The Original Form S-8 Registration Statement"). This registration statement shall cover any additional shares of common stock which become issuable under the Homestore.com, Inc. 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales price as reported on the Nasdaq National Market on September 12, 2000.
(3) Represents shares subject to options outstanding as of July 31, 2000 under the Registrant's 1999 Stock Incentive Plan.
(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1)

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 3,158,509 shares under the Homestore.com, Inc. 1999 Stock Incentive Plan, and an additional 350,949 shares under the Homestore.com, Inc. 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Original Form S-8 Registration Statement are hereby incorporated by reference into this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 20th day of September 2000.

                                 HOMESTORE.COM, INC.

                                 By:  /s/ John M. Giesecke, Jr.
                                      -------------------------------------
                                      John M. Giesecke, Jr.
                                      Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John M. Giesecke, Jr. and Stuart H. Wolff, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                           Date
               ---------                                    -----                           ----
Principal Executive Officer:

/s/ Stuart H. Wolff                        Chairman of the Board, Chief Executive     September 20, 2000
----------------------------------------   Officer and Director
Stuart H. Wolff

Principal Financial Officer and
Principal Accounting Officer

/s/ John M. Giesecke, Jr.                  Chief Financial Officer and Secretary      September 20, 2000
----------------------------------------
John M. Giesecke, Jr.

Additional Directors

/s/ Richard R. Janssen                     Director                                   September 20, 2000
----------------------------------------
Richard R. Janssen

/s/ L. John Doerr                          Director                                   September 20, 2000
----------------------------------------
L. John Doerr

/s/ Joe F. Hanauer                         Director                                   September 20, 2000
----------------------------------------
Joe F. Hanauer

/s/ William E. Kelvie                      Director                                   September 20, 2000
----------------------------------------
William E. Kelvie

/s/ Kenneth K. Klein                       Director                                   September 20, 2000
----------------------------------------
Kenneth K. Klein

                                 Exhibit Index
                                 -------------


Exhibit                                                     Exhibit
Number                                                       Title
-------                                                     -------
  5.01         Opinion of Fenwick & West LLP regarding legality of the securities being registered.

 23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

 24.01         Power of Attorney (see page 2).

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